UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Integral Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTEGRAL SYSTEMS, INC.

Additional Information Regarding 2008 Annual Meeting of Stockholders

Integral Systems, Inc. (the “Company”) previously filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the 2008 Annual Meeting of Stockholders to be held on Thursday, February 20, 2008, at the Company’s offices located at 5000 Philadelphia Way, Lanham, Maryland, at 10:00 a.m. Eastern Standard Time and any adjournment or postponement thereof (the “Annual Meeting”). The following additional information concerns Proposal No. 4, “Approval of the Integral Systems, Inc. Employee Stock Purchase Plan” (the “ESPP”) contained in the Proxy Statement.

On February 11, 2008, the Board of Directors exercised its authority under the ESPP to approve an amendment to Section 4.1 of the ESPP to reduce the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), that may be purchased under the ESPP to 900,000 shares instead of 1,000,000 shares. As a consequence, if shareholders approve the ESPP at the Annual Meeting, then the maximum number of shares of Common Stock that may be purchased under the ESPP will be 900,000 shares, rather than 1,000,000 shares as stated in the Proxy Statement.